EXHIBIT 10.18

2004 Annual Incentive Plan Summary
(January 1 through August 31, 2004 Performance Period)

General:

•	The 2004 Annual Incentive Plan (“Plan”) will cover the performance period January 1 through August 31, 2004 (“Performance Period”)

➢	Any payout, as determined by the Board People and Compensation Committee (“Committee”), is made in November 2004

•	Eligibility includes regular employees who do not participate in a local sales or manufacturing annual incentive plan

•	Funding of the Plan is determined by the Company’s attainment of certain financial goals and the Committee’s determination that such attainment satisfies certain subjective performance criteria as determined by the Committee. In addition, regardless of the attainment of any one or more of the Plan’s financial goals, the Committee, in its sole discretion, shall determine whether the incentive pool should be funded and the amount of such funding, if any

•	A Target Annual Incentive Opportunity, expressed as a percentage of base pay, is established for each participant with respect to the Performance Period

•	Various performance levels are approved by the Committee with a payout level associated with each level of performance:

Potential Payout
As a Percent of Target Annual
Performance Level	Incentive Opportunity

Threshold	20%
Budget	100%
Outstanding	200%

•	The cost at the Budget Performance Level for the eight-month Performance Period is as follows:

Officers	$2.2 M
Management	$25.0 M
Non-Management	$6.0 M

TOTAL	$33.2 M

Financial Goals:

•	The Committee approves Threshold, Budget and Outstanding levels of performance for the Performance Period relating to:

➢ Sales Growth	(10% weighting)
➢ Earnings Per Share	(50% weighting)
➢ Cash Flow	(40% weighting)

•	In connection with the transition of the Company’s annual incentive plan performance year to coincide with the change of the Company’s fiscal year end to August 31, the Committee establishes the Plan’s financial goals for the Performance Year as follows:

➢	“Full Fiscal Year” (September 1, 2003 — August 31, 2004) goals are determined by the Committee in October 2003

➢	To establish the Earnings Per Share and Sales Growth financial goals for the Performance Year, the Committee shall subtract the actual financial results for Company performance for the September 1- December 31, 2003 period (the first four months of the Full Fiscal Year) from the Full Fiscal Year goals to determine the specific dollar amount of the Earnings Per Share and Sales Growth financial goals for the eight-month Performance Period at Budget Level Performance

º	In January 2004 the Committee shall set specific Threshold and Outstanding performance levels for the Earnings Per Share and Sales Growth financial goals by subtracting the actual results for the September 1-December 31, 2003 time period from the Full Fiscal Year goals approved in October 2003

➢	During October 2003, the Committee shall establish specific Cash Flow financial goals with respect to the Performance Period such that Company performance for the Performance Period generates sufficient cash flow to attain specified Cash Flow financial goals with respect to the Full Fiscal Year

•	Sales Growth, Earnings Per Share and Cash Flow are determined in accordance with the “Definition of Performance Metrics"

•	Following the end of the Performance Period, the Committee evaluates Company performance for the Performance Period relative to the financial goals

➢	The Committee may consider subjective criteria in determining whether or not any financial goal has been attained and the amount of incentive pool funding with respect to any financial goal

Process: Funding of Incentive Pool and Payout of Awards:

•	A Target incentive award pool, equal to the sum of base salaries of all Plan participants at the end of the Performance Year multiplied by their respective Target Annual Incentive Opportunities is calculated

➢	Because of the transition to the new fiscal year, this amount will be pro-rated for the 2004 Performance Period by multiplying the Full Fiscal Year Target incentive pool by 8/12ths

•	After the end of the Performance Period, the Committee determines the actual funding of the incentive pool for the Plan based upon the Company’s performance for the Performance Period, measured against the Plan’s financial goals and other subjective performance factors

➢	The Committee may, in its judgment, consider subjective factors, in determining to what extent, if any, the incentive pool will be funded

•	The amount of money available for awards (i.e. the funding of the incentive pool) is determined by multiplying the value of the Target incentive award pool by the percentage of overall Company performance achieved, as determined by the Committee

➢	Special Considerations Regarding Attainment of Financial Goals and Funding of Incentive Pool:

º	The incentive pool will be funded at no less than 20% of Budget level funding in the event Monsanto pays dividends with respect to each of its financial quarters ending during the Performance Year

º	In the event Monsanto does pay dividends with respect to each of the Company’s fiscal quarters ending during the Performance Period, but the Company does not attain the Threshold level of performance with respect to the Earnings Per Share financial goal (considering the financial goal metrics for Earnings Per Share and other subjective performance factors), the incentive pool may not fund at greater than 20% of Budget level funding

º	If the Company exceeds the Outstanding level of performance with respect to any one or more financial goals, the incentive pool may be funded above the Outstanding level

•	Individual awards are determined based on team and individual performance

➢	People Managers: 50% of award based on development of people, team and personal development; 50% based on business results

➢	Non-managers: 75% of award based on business results; 25% on personal development

•	The payment and amount of any award are subject to the sole discretion of the Committee or its delegate

Events Affecting Payout of Individual Performance Year Incentives:

•	If an employee commences employment during the Performance Period, he/she is eligible for an award reflecting actual months of participation to the nearest whole month

•	If a participant’s Target Annual Incentive Opportunity changes during the Performance Period, he/she is eligible for an award reflecting the Target Annual Incentive Opportunity on the last day of the Performance Period

•	If a participant’s pay changes during the Performance Period, any incentive award received is based on base pay on the last day of the Performance Period

•	If a participant transfers within the Company, his/her award will come from the unit in which he/she is working on the last day of the Performance Period, but performance for the entire Performance Period will be considered

•	A participant who:

➢	voluntarily resigns may be considered for an award only if the resignation occurs after the end of the Performance Period

➢	involuntarily separates without cause, is eligible for an award reflecting participation to the nearest whole month if he/she has already worked more than three months in the Performance Period

➢	retires, dies, or becomes permanently disabled, is eligible for an award reflecting actual participation to the nearest whole month. (Retirement is defined as termination at or after age 50.)

➢	terminates for cause, forfeits all rights to any award

Any award would be paid in November 2004

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